Exhibit 16.1

                                     Grant Thornton LLP


September 21, 2006



U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Access Pharmaceuticals, Inc. dated September 15, 2006, and agree with the statements concerning our Firm contained in the first, third, fourth and sixth paragraphs therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Very truly yours,


/s/ GRANT THORNTON LLP



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